Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Full-Year 2013 Earnings

•	Equity and bond assets surpass $100 billion at year end

•	Net equity sales top $800 million during Q4 2013

•	Board declares $0.25 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 23, 2014) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.39 for Q4 2013 compared to $0.44 for the same quarter last year on net income of $41.1 million for Q4 2013 compared to $49.6 million for Q4 2012. Federated reported 2013 EPS of $1.55 compared to $1.79 for 2012 on 2013 net income of $162.2 million compared to $188.1 million for 2012. Federated's financial results for 2012 included the recognition of insurance proceeds that reduced pre-tax operating expenses by $20.2 million and increased EPS by $0.12 per share, after tax.
Federated's total managed assets were $376.1 billion at Dec. 31, 2013, down $3.7 billion or 1 percent from $379.8 billion at Dec. 31, 2012 and up $9.4 billion or 3 percent from $366.7 billion reported at Sept. 30, 2013. Average managed assets for Q4 2013 were $366.2 billion, down $2.5 billion or 1 percent from $368.7 billion reported for Q4 2012 and up $2.0 billion or 1 percent from $364.2 billion reported for Q3 2013.
“With nearly three-quarters of Federated's equity funds delivering one-year performance that beat a majority of their peers in 2013, we are well positioned to meet increased investor interest in our broad range of equity strategies," said J. Christopher Donahue, president and chief executive officer. "Such strong performance in a range of styles expanded client interest beyond our dividend-oriented strategies to additional options such as large-cap growth, international, small-cap value and balanced strategies, as well.”
Federated's board of directors declared a quarterly dividend of $0.25 per share. The dividend is payable on Feb. 14, 2014 to shareholders of record as of Feb. 7, 2014. In 2013, the company paid total dividends of $0.98 per share. During Q4 2013, Federated purchased 295,638 shares of Federated class B common stock for $7.0 million, bringing the total for 2013 to 645,343 shares purchased for $14.2 million.
Federated's equity assets were $44.1 billion at Dec. 31, 2013, up $9.1 billion or 26 percent from $35.0 billion at Dec. 31, 2012 and up $3.8 billion or 9 percent from $40.3 billion at Sept. 30, 2013. Top-selling equity funds during Q4 2013 on a net basis were Federated Capital Income Fund, Federated Kaufmann Large Cap Fund, Federated International Leaders Fund, Federated International Strategic Value Dividend Fund and Federated Clover Small Value Fund.
Federated's fixed-income assets were $50.1 billion at Dec. 31, 2013, down $2.6 billion or 5 percent from $52.7 billion at Dec. 31, 2012 and up slightly from $50.0 billion at Sept. 30, 2013. Bond assets in the liquidation portfolio were $5.9 billion at Dec. 31, 2013. Top-selling fixed-income funds during Q4 2013 on a net basis were Federated Institutional High Yield Bond Fund, Federated Sterling Cash Plus Fund, Federated Short-Term Income Fund, Federated Floating Rate Strategic Income Fund and Federated High Yield Trust.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q4 and Full-Year 2013 Earnings	Page 2 of 11

Money market assets in both funds and separate accounts were $276.0 billion at Dec. 31, 2013, down $8.7 billion or 3 percent from $284.7 billion at Dec. 31, 2012 and up $5.7 billion or 2 percent from $270.3 billion at Sept. 30, 2013. Money market mutual fund assets were $240.0 billion at Dec. 31, 2013, down $15.7 billion or 6 percent from $255.7 billion at Dec. 31, 2012 and up $2.1 billion or 1 percent from $237.9 billion at Sept. 30, 2013.
Financial Summary
Q4 2013 vs. Q4 2012
Revenue decreased by $30.1 million or 12 percent due primarily to an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields and a decrease in revenue due to lower average money market and fixed-income assets. The decrease was partially offset by an increase in revenue from higher average equity assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
During Q4 2013, Federated derived 63 percent of its revenue from equity and fixed-income assets (40 percent from equity assets and 23 percent from fixed-income assets), 36 percent from money market assets and 1 percent from other products and services.
Operating expenses decreased $6.7 million or 4 percent primarily due to a decrease in distribution expenses associated with increased fee waivers related to the low-yield environment for money market funds, partially offset by an increase in compensation and related expense.
Nonoperating income, net, increased $6.7 million or 296 percent. The change primarily reflects an increase in investment income from gains realized on investments and a reduction in the level of pre-tax non-cash impairment charges related to changes in the fair value of a minority interest investment.
Q4 2013 vs. Q3 2013
Revenue increased by $2.9 million or 1 percent primarily due to higher average equity assets.
Operating expenses increased by $0.9 million or 1 percent primarily due to an increase in compensation and related expense.
Nonoperating income, net, increased $3.7 million or 466 percent due primarily to a reduction in the level of pre-tax non-cash impairment charges related to changes in the fair value of a minority interest investment.
YTD 2013 vs. YTD 2012
Revenue decreased by $67.3 million or 7 percent primarily due to an increase in voluntary fee waivers and was partially offset by an increase in revenue due to higher average equity assets.
During 2013, Federated derived 60 percent of its revenue from equity and fixed-income assets (37 percent from equity assets and 23 percent from fixed-income assets), 39 percent from money market assets and 1 percent from other products and services.
Operating expenses decreased by $6.5 million or 1 percent primarily due to a decrease in distribution expenses related to the low-yield environment and were partially offset by an increase in professional service fees due to the aforementioned insurance proceeds recorded as a reduction to professional service fees in 2012 and an increase in compensation and related expense.
Nonoperating income, net,  increased $11.4 million or 278 percent primarily reflecting an increase in investment income from gains realized on investments and a reduction in debt expense.

Federated Reports Q4 and Full-Year 2013 Earnings	Page 3 of 11

Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated's activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.
Fee waivers to maintain positive or zero net yields and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, available yields on instruments held by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the Securities and Exchange Commission, the Financial Stability Oversight Council and other governmental entities, changes in expenses of the money market funds, changes in the mix of money market customer assets, changes in the distribution fee arrangements with customers, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Money Market Fund Yield Waiver Impact to Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q4 2012 to Q4 2013	Quarter Ended	Change Q3 2013 to Q4 2013	Year Ended		Change YTD 2012 to YTD 2013
	Dec. 31, 2013	Dec. 31, 2012		Sept. 30, 2013		Dec. 31, 2013	Dec. 31, 2012
Investment advisory fees	$(70.9)	$(40.0)	$(30.9)	$(70.7)	$(0.2)	$(255.9)	$(177.2)	$(78.7)
Other service fees	(33.7)	(30.7)	(3.0)	(34.4)	0.7	(133.1)	(113.8)	(19.3)
Total revenue	$(104.6)	$(70.7)	$(33.9)	$(105.1)	$0.5	$(389.0)	$(291.0)	$(98.0)
Less: Reduction in distribution expense	73.3	54.9	18.4	72.1	1.2	277.1	218.5	58.6
Operating income	$(31.3)	$(15.8)	$(15.5)	$(33.0)	$1.7	$(111.9)	$(72.5)	$(39.4)
Less: Reduction in noncontrolling interest	2.0	0.3	1.7	2.7	(0.7)	6.8	1.3	5.5
Pre-tax impact	$(29.3)	$(15.5)	$(13.8)	$(30.3)	$1.0	$(105.1)	$(71.2)	$(33.9)

Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 24, 2014. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Jan. 31, 2014 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13574383.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $376.1 billion in assets as of Dec. 31, 2013. With 135 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 6,000 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1 Strategic Insight, Nov. 30, 2013. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Federated Reports Q4 and Full-Year 2013 Earnings	Page 4 of 11

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest, asset flows and mix, fee arrangements with customers and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Full-Year 2013 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2012 to Q4 2013	Quarter Ended	% Change Q3 2013 to Q4 2013
	Dec. 31, 2013	Dec. 31, 2012		Sept. 30, 2013
Revenue
Investment advisory fees, net	$138,051	$166,813	(17)%	$134,623	3%
Administrative service fees, net	55,354	57,372	(4)	55,052	1
Other service fees, net	20,399	19,818	3	20,022	2
Other, net	918	821	12	2,169	(58)
Total Revenue	214,722	244,824	(12)	211,866	1

Operating Expenses
Compensation and related	68,725	63,211	9	65,620	5
Distribution	49,802	65,278	(24)	51,051	(2)
Professional service fees	9,241	6,549	41	9,704	(5)
Office and occupancy	6,838	6,349	8	6,488	5
Systems and communications	6,628	6,100	9	6,464	3
Travel and related	4,108	3,837	7	3,344	23
Advertising and promotional	3,760	3,611	4	3,975	(5)
Intangible asset related	(453)	951	(148)	634	(171)
Other	6,315	5,746	10	6,828	(8)
Total Operating Expenses	154,964	161,632	(4)	154,108	1
Operating Income	59,758	83,192	(28)	57,758	3

Nonoperating Income (Expenses)
Investment income, net	8,089	4,343	86	6,999	16
Debt expense	(2,996)	(3,506)	(15)	(3,078)	(3)
Other, net	(636)	(3,112)	(80)	(3,133)	(80)
Total Nonoperating Income (Expenses), net	4,457	(2,275)	296	788	466
Income before income taxes	64,215	80,917	(21)	58,546	10
Income tax provision	22,039	28,961	(24)	20,917	5
Net income including noncontrolling interest in subsidiaries	42,176	51,956	(19)	37,629	12
Less: Net income (loss) attributable to the noncontrolling interest in subsidiaries	1,105	2,375	(53)	(75)	1,573
Net Income	$41,071	$49,581	(17)%	$37,704	9%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$0.39	$0.44	(11)%	$0.36	8%
Weighted-average shares outstanding
Basic	100,760	100,374		100,677
Diluted	100,762	100,374		100,678
Dividends declared per share	$0.25	$1.75		$0.25
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.4 million, $5.7 million and $1.4 million available to unvested restricted shares for the quarterly periods ended Dec. 31, 2013, Dec. 31, 2012 and Sept. 30, 2013, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Full-Year 2013 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended		% Change
	Dec. 31, 2013	Dec. 31, 2012
Revenue
Investment advisory fees, net	$570,952	$630,834	(9)%
Administrative service fees, net	222,487	225,529	(1)
Other service fees, net	79,608	85,902	(7)
Other, net	5,318	3,441	55
Total Revenue	878,365	945,706	(7)

Operating Expenses
Compensation and related	269,138	257,622	4
Distribution	212,901	253,445	(16)
Professional service fees	37,082	18,925	96
Office and occupancy	26,301	24,828	6
Systems and communications	25,801	25,716	0
Advertising and promotional	15,094	13,413	13
Travel and related	13,671	12,838	6
Intangible asset related	1,597	2,593	(38)
Other	25,037	23,733	5
Total Operating Expenses	626,622	633,113	(1)
Operating Income	251,743	312,593	(19)

Nonoperating Income (Expenses)
Investment income, net	23,576	13,667	73
Debt expense	(12,464)	(14,441)	(14)
Other, net	(3,840)	(3,308)	16
Total Nonoperating Income (Expenses), net	7,272	(4,082)	278
Income before income taxes	259,015	308,511	(16)
Income tax provision	92,660	110,883	(16)
Net income including noncontrolling interest in subsidiaries	166,355	197,628	(16)
Less: Net income attributable to the noncontrolling interest in subsidiaries	4,178	9,540	(56)
Net Income	$162,177	$188,088	(14)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and diluted	$1.55	$1.79	(13)%
Weighted-average shares outstanding
Basic	100,668	100,313
Diluted	100,669	100,313
Dividends declared per share	$0.98	$2.47
1) Unvested share-based payment awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $6.1 million and $8.4 million available to unvested restricted shares for the years ended Dec. 31, 2013 and Dec. 31, 2012, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Full-Year 2013 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2013	Dec. 31, 2012
Assets
Cash and other investments	$292,178	$258,628
Other current assets	47,140	41,434
Intangible assets, net and goodwill	735,345	727,857
Other long-term assets	61,134	62,142
Total Assets	$1,135,797	$1,090,061

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$214,205	$181,134
Long-term debt	198,333	276,250
Other long-term liabilities	141,398	128,733
Redeemable noncontrolling interests	15,517	7,268
Equity excluding treasury stock	1,317,583	1,256,698
Treasury stock	(751,239)	(760,022)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,135,797	$1,090,061

Federated Reports Q4 and Full-Year 2013 Earnings	Page 8 of 11

Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Equity Funds
Beginning assets	$25,930	$25,030	$23,658	$23,152	$21,930
Sales	1,913	1,856	1,415	7,439	6,221
Redemptions	(1,740)	(2,571)	(1,866)	(8,328)	(7,377)
Net sales (redemptions)	173	(715)	(451)	(889)	(1,156)
Net exchanges	47	77	(47)	214	(70)
Acquisition-related	0	0	0	0	190
Market gains and losses/reinvestments[1]	1,947	1,538	(8)	5,620	2,258
Ending assets	$28,097	$25,930	$23,152	$28,097	$23,152

Equity Separate Accounts[2]
Beginning assets	$14,353	$13,675	$11,697	$11,858	$8,957
Sales[3]	1,337	971	893	4,445	4,252
Redemptions[3]	(701)	(798)	(605)	(3,004)	(2,291)
Net sales[3]	636	173	288	1,441	1,961
Net exchanges	0	0	1	0	(8)
Market gains and losses/reinvestments[1]	1,062	505	(128)	2,752	948
Ending assets	$16,051	$14,353	$11,858	$16,051	$11,858

Total Equity[2]
Beginning assets	$40,283	$38,705	$35,355	$35,010	$30,887
Sales[3]	3,250	2,827	2,308	11,884	10,473
Redemptions[3]	(2,441)	(3,369)	(2,471)	(11,332)	(9,668)
Net sales (redemptions)[3]	809	(542)	(163)	552	805
Net exchanges	47	77	(46)	214	(78)
Acquisition-related	0	0	0	0	190
Market gains and losses/reinvestments[1]	3,009	2,043	(136)	8,372	3,206
Ending assets	$44,148	$40,283	$35,010	$44,148	$35,010

Fixed-Income Funds
Beginning assets	$39,944	$40,188	$41,547	$42,478	$37,241
Sales	3,944	4,382	4,848	18,706	20,426
Redemptions	(4,400)	(4,789)	(4,268)	(21,075)	(15,664)
Net (redemptions) sales	(456)	(407)	580	(2,369)	4,762
Net exchanges	(131)	(98)	141	(351)	(1,520)
Acquisition-related	0	0	0	0	144
Market gains and losses/reinvestments[1]	249	261	210	(152)	1,851
Ending assets	$39,606	$39,944	$42,478	$39,606	$42,478

Fixed-Income Separate Accounts[2]
Beginning assets	$10,018	$9,817	$9,842	$10,233	$7,573
Sales[3]	751	498	393	2,342	1,546
Redemptions[3]	(368)	(412)	(125)	(2,150)	(1,128)
Net sales[3]	383	86	268	192	418
Net exchanges	7	(10)	0	4	1,593
Market gains and losses/reinvestments[1]	112	125	123	91	649
Ending assets	$10,520	$10,018	$10,233	$10,520	$10,233

Total Fixed Income[2]
Beginning assets	$49,962	$50,005	$51,389	$52,711	$44,814
Sales[3]	4,695	4,880	5,241	21,048	21,972
Redemptions[3]	(4,768)	(5,201)	(4,393)	(23,225)	(16,792)
Net (redemptions) sales[3]	(73)	(321)	848	(2,177)	5,180
Net exchanges	(124)	(108)	141	(347)	73
Acquisition-related	0	0	0	0	144
Market gains and losses/reinvestments[1]	361	386	333	(61)	2,500
Ending assets	$50,126	$49,962	$52,711	$50,126	$52,711
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.

Federated Reports Q4 and Full-Year 2013 Earnings	Page 9 of 11

Changes in Liquidation Portfolio
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Liquidation Portfolio[1]
Beginning assets	$6,177	$6,561	$7,718	$7,346	$8,856
Liquidiations[2]	(319)	(384)	(372)	(1,488)	(1,510)
Ending assets	$5,858	$6,177	$7,346	$5,858	$7,346
1) Liquidation portfolio represents a portfolio of distressed bonds at cost. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.
2) Liquidations reflect the cost of liquidated assets.

Federated Reports Q4 and Full-Year 2013 Earnings	Page 10 of 11

MANAGED ASSETS (in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
By Asset Class
Equity	$44,148	$40,283	$38,705	$37,852	$35,010
Fixed-income	50,126	49,962	50,005	52,770	52,711
Money market	275,952	270,293	268,532	279,668	284,704
Liquidation portfolio[1]	5,858	6,177	6,561	7,019	7,346
Total Managed Assets	$376,084	$366,715	$363,803	$377,309	$379,771
By Product Type
Funds:
Equity	$28,097	$25,930	$25,030	$24,491	$23,152
Fixed-income	39,606	39,944	40,188	42,612	42,478
Money market	240,048	237,949	232,874	242,734	255,689
Total Fund Assets	$307,751	$303,823	$298,092	$309,837	$321,319
Separate Accounts:
Equity	$16,051	$14,353	$13,675	$13,361	$11,858
Fixed-income	10,520	10,018	9,817	10,158	10,233
Money market	35,904	32,344	35,658	36,934	29,015
Total Separate Accounts	$62,475	$56,715	$59,150	$60,453	$51,106
Total Liquidation Portfolio[1]	$5,858	$6,177	$6,561	$7,019	$7,346
Total Managed Assets	$376,084	$366,715	$363,803	$377,309	$379,771

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012
By Asset Class
Equity	$42,539	$39,910	$38,762	$36,685	$35,016
Fixed-income	50,268	49,983	52,375	52,732	52,211
Money market	267,351	267,881	274,899	284,588	273,943
Liquidation portfolio[1]	6,050	6,434	6,834	7,215	7,559
Total Avg. Assets	$366,208	$364,208	$372,870	$381,220	$368,729
By Product Type
Funds:
Equity	$27,157	$25,761	$25,094	$24,037	$23,209
Fixed-income	39,883	39,987	42,258	42,581	42,156
Money market	234,788	234,528	237,790	250,652	248,534
Total Avg. Fund Assets	$301,828	$300,276	$305,142	$317,270	$313,899
Separate Accounts:
Equity	$15,382	$14,149	$13,668	$12,648	$11,807
Fixed-income	10,385	9,996	10,117	10,151	10,055
Money market	32,563	33,353	37,109	33,936	25,409
Total Avg. Separate Accounts	$58,330	$57,498	$60,894	$56,735	$47,271
Total Avg. Liquidation Portfolio[1]	$6,050	$6,434	$6,834	$7,215	$7,559
Total Avg. Managed Assets	$366,208	$364,208	$372,870	$381,220	$368,729
1) Liquidation portfolio represents a portfolio of distressed bonds at cost. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.

Federated Reports Q4 and Full-Year 2013 Earnings	Page 11 of 11

AVERAGE MANAGED ASSETS	Year Ended
(in millions)	Dec. 31, 2013	Dec. 31, 2012
By Asset Class
Equity	$39,474	$33,816
Fixed-income	51,340	48,986
Money market	273,680	274,206
Liquidation portfolio[1]	6,633	8,141
Total Avg. Assets	$371,127	$365,149
By Product Type
Funds:
Equity	$25,512	$23,015
Fixed-income	41,177	39,941
Money market	239,440	246,731
Total Avg. Fund Assets	$306,129	$309,687
Separate Accounts:
Equity	$13,962	$10,801
Fixed-income	10,163	9,045
Money market	34,240	27,475
Total Avg. Separate Accounts	$58,365	$47,321
Total Avg. Liquidation Portfolio[1]	$6,633	$8,141
Total Avg. Managed Assets	$371,127	$365,149
1) Liquidation portfolio represents a portfolio of distressed bonds at cost. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from this portfolio are lower than those of traditional separate account mandates.